UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 21, 2008, The Nasdaq Stock Market notified Bioject Medical Technologies Inc. (the “Company”) that the Nasdaq Hearings Panel has determined to delist the securities of the Company from The Nasdaq Stock Market, and will suspend trading of the Company’s shares effective with the open of business on Wednesday, July 23, 2008. Accordingly, trading in the Company’s common stock will be transferred to the Over-the-Counter Bulletin Board, an electronic quotation service maintained by the Financial Industry Regulatory Authority, effective with the open of the market on July 23, 2008. The symbol will remain BJCT.

The Nasdaq Hearings Panel’s determination to delist the securities and suspend trading of the Company’s shares is a result of the Company’s failure to meet the $1.00 minimum bid price requirement for continued listing as set forth in Marketplace Rule 4310(c)(4). The Company expects The Nasdaq Stock Market to file a Form 25-NSE with the Securities and Exchange Commission to complete the delisting of the Company’s shares from The Nasdaq Capital Market. The Company expects its shares to be formally delisted from The Nasdaq Capital Market ten days after the filing of the Form 25-NSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2008	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

2